RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Rocco Campanelli
Pennsauken, NJ 08109	info@rcmt.com	President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES FIRST QUARTER RESULTS

Pennsauken, NJ – May 10, 2016 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, information technology and specialty health care services, today announced financial results for the thirteen week period ended April 2, 2016.

RCM Technologies reported revenues of $47.2 million for the thirteen week period ended April 2, 2016, a 1.6% decrease as compared to $48.0 million for the thirteen week period ended April 4, 2015 (the comparable prior year period). Gross profit was $12.7 million for the thirteen week period ended April 2, 2016, a 4.7% decrease as compared to $13.3 million for the comparable prior year period.  Operating income was $1.8 million for the thirteen week period ended April 2, 2016, a 22.7% decrease as compared to $2.4 million for the comparable prior year period. Net income for the thirteen week period ended April 2, 2016 was $1.0 million, or $0.08 per diluted share, as compared to $1.4 million, or $0.11 per diluted share, for the comparable prior year period.

On the last day of fiscal 2015 the Company disposed of its QAD Software Solutions business unit (“QAD Business”) which for the comparable prior year period generated $1.0 million in revenues and $0.6 million in gross profit.

Rocco Campanelli, President and Chief Executive Officer of RCM Technologies, commented, “We are pleased with the results of the first quarter of fiscal 2016. We continue to build our pipeline with new and existing clients and believe we will have a strong second half of the year. Of significant note, our Healthcare segment continues to excel by setting historically high quarterly revenues and gross profit. Both our Engineering and Information Technology segments met our expectation for this quarter and while revenue and gross profit were slightly less than recent quarters, we are confident that both of these groups will realize improved results in the third and fourth quarters of fiscal 2016.”

Kevin Miller, Chief Financial Officer of RCM Technologies, added, “Consolidated results for the first quarter of fiscal 2016 were in line with management’s expectations. We expect a significant increase in demand from our Canadian Engineering clients in the second half of fiscal 2016 and beyond. We are ready to meet that demand; however, predicting the quarterly timing of the increase in demand can be a challenge. We anticipate that our second quarter operating income results will continue to be soft as we manage our bench in Canada.”

Conference Call
On Wednesday, May 11, 2016, RCM Technologies will host a conference call to discuss these results. The call will begin at 10:00 a.m. Eastern Time.  The dial-in number is (800) 285-6670.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	April 2, 2016	April 4, 2015
Revenues	$47,176	$47,966
Cost of services	34,500	34,663
Gross profit	12,676	13,303
Selling, general and administrative	10,465	10,632
Depreciation and amortization	390	316
Operating income	1,821	2,355
Other (expense) income, net	(200)	(135)
Income before income taxes	1,621	2,220
Income tax expense	620	832
Net income	$1,001	$1,388

Diluted net earnings per share data	$0.08	$0.11

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	April 2, 2016	January 2, 2016
	(Unaudited)
Cash and cash equivalents	$103	$985
Accounts receivable, net	$53,494	$50,946
Total current assets	$59,202	$64,529
Total assets	$76,242	$81,336
Total current liabilities	$21,819	$26,629
Borrowing under line of credit	$19,900	$21,000
Net debt (borrowings less cash)	$19,797	$20,015
Total liabilities	$42,955	$49,133
Stockholders’ equity	$33,287	$32,203
Treasury stock	$10,963	$10,365

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	April 2, 2016	April 4, 2015
Net income	$1,001	$1,388
Adjustments to reconcile net income to cash provided by operating activities	715	1,135
Changes in operating assets and liabilities
Accounts receivable	(2,222)	(4,991)
Prepaid expenses and other current assets	1,053	(68)
Net of transit accounts receivable and payable	2,827	(2,106)
Accounts payable and accrued expenses	(491)	1,519
Accrued payroll and related costs	(1,813)	(1,631)
Income taxes payable	(16)	(155)
Total adjustments	53	(6,297)
Cash provided by (used in) operating activities	$1,054	($4,909)

Net cash used in investing activities	(393)	(617)
Net cash (used in) provided by financing activities	(1,545)	108
Effect of exchange rate changes	2	(465)
Decrease in cash and cash equivalents	($882)	($5,883)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
 (Unaudited)
(In Thousands)

	Thirteen Week Period Ended April 2, 2016
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$18,685	$12,740	$15,751	$47,176
Cost of services	13,853	8,947	11,700	34,500
Gross Profit	$4,832	$3,793	$4,051	$12,676
Gross Margin	25.9%	29.8%	25.7%	26.9%

	Thirteen Week Period Ended April 4, 2015
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$22,791	$14,655	$10,520	$47,966
Cost of services	17,164	10,097	7,402	34,663
Gross Profit	$5,627	$4,558	$3,118	$13,303
Gross Margin	24.7%	31.1%	29.6%	27.7%